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                                                               EXHIBIT NO.10.(v)

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of the 23rd day of January, 2004, by and between Greene County Bancshares, Inc., a Tennessee corporation (the "Employer"), and Stan Puckett ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employer and Employee are parties to that certain Employment Agreement made and entered into as of January 23, 1996 (the "Employment Agreement"); and

         WHEREAS, the Employer and Employee desire to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    AGREEMENT

1. CAPITALIZED TERMS. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

2. AMENDMENT OF EMPLOYMENT AGREEMENT. The Employment Agreement is hereby amended as follows:

         (a) Section 3(G) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                  "G. INCENTIVE BENEFITS: Employer shall allow Employee to take part in any Executive Bonus Plan, incentive stock option plan, profit sharing plan, qualified salary deferral plan, and/or pension plan that Employer now has or may hereafter adopt during the term of Employee's employment hereunder. Prior to February 1, 2004, Employer shall grant Employee stock options as of the 31st day of each year of employment for 9,000 shares of Greene County Bancshares Common Stock (or the equivalent number of shares if there is a stock split), which option shall allow Employee to purchase said stock at 1-1/2 times book value (exclusive of reserves) at the time the option is granted which shall provide that the option may be exercised by the Employee or his spouse or Personal Representative for a period of ten years after the grant of the option. After February 1, 2004, any grants to Employee hereunder shall be made pursuant to an equity incentive plan or stock option plan approved by the board of directors and shareholders of Employer."

3. FULL FORCE AND EFFECT. Except as amended by this Amendment, the Employment Agreement, as originally executed by the parties, shall remain in full force and effect.

4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute a complete document.


5. GOVERNING LAW. This Amendment will, in all respects, be governed, enforced and construed in accordance with the laws of the State of Tennessee, without regard to such states conflicts of laws provisions.


6. BINDING EFFECT. This Amendment shall be binding upon, and inure to the benefit of the parties hereto, and their respective heirs, successors, and assigns, and personal and legal representatives.

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                                                               EXHIBIT NO.10.(v)

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Employment Agreement as of the date first above written.

                         GREENE COUNTY BANCSHARES, INC.

                         By: /s/ William F. Richmond
                             -----------------------
                         Name:  William F. Richmond
                         Title: Senior Vice President, Chief Financial
                                Officer and Assistant Secretary

                         /s/ Stan Puckett
                         -------------------------
                             Stan Puckett, Employee

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